UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 29, 2016

BANCFIRST CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 N Broadway, Oklahoma City, OK	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(405) 270-1086

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

BancFirst Corporation Announces Declaration of Quarterly Dividend on its common stock and an Interest Payment on its BFC Capital Trust II

On February 25, 2016, BancFirst Corporation’s Board of Directors declared a $0.36 per share cash dividend on its common stock. The dividend is payable April 15, 2016, to shareholders of record on March 31, 2016. BancFirst Corporation will also pay the quarterly interest payment on $26.8 million of its 7.20% Junior Subordinated Debentures related to the trust preferred securities issued by its statutory trust subsidiary, BFC Capital Trust II. The trust will use the proceeds of the interest payment to pay a dividend of $0.45 per share on the trust preferred securities, payable April 15, 2016, to shareholders of record on March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BancFirst Corporation
(Registrant)

Date: February 29, 2016	/s/ Kevin Lawrence
Kevin Lawrence
Executive Vice President
Chief Financial Officer